Exhibit 1

EXECUTION COPY

DATED 31 AUGUST 2004

OCTEL CORP. AND CERTAIN SUBSIDIARIES

AS OBLIGORS

BARCLAYS BANK PLC

LLOYDS TSB BANK PLC

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

AS ARRANGER AND LENDERS

WITH

CREDIT SUISSE, ZUG

ALLIED IRISH BANKS, P.L.C.

AS ADDITIONAL LENDERS

AND

LLOYDS TSB BANK PLC: CAPITAL MARKETS

AS FACILITY AGENT AND SECURITY AGENT

AMENDMENT AGREEMENT

RELATING TO A

FACILITY AGREEMENT

DATED 29 OCTOBER 2001 AS AMENDED ON

21 DECEMBER 2001, 18 MARCH 2002, 27 MARCH 2003

AND 30 JANUARY 2004

THIS AGREEMENT is dated 31 August 2004 and made between:

(1)	OCTEL CORP. (the “Parent”);

(2)	THE SUBSIDIARIES of the Parent listed in Schedule 3 (The Obligors) as obligors (the “Obligors”);

(3)	BARCLAYS BANK PLC, LLOYDS TSB BANK PLC and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as arrangers (whether acting individually or together, the “Arranger”);

(4)	BARCLAYS BANK PLC, LLOYDS TSB BANK PLC and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as the Lenders (the “Lenders”);

(5)	CREDIT SUISSE, ZUG and ALLIED IRISH BANKS, P.L.C. as the Additional Lenders (the “Additional Lenders”);

(6)	LLOYDS TSB BANK PLC: CAPITAL MARKETS as the agent of the Lenders (the “Agent”); and

(7)	LLOYDS TSB BANK PLC: CAPITAL MARKETS as the security agent and trustee for the Finance Parties (the “Security Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Agreement” means the Original Facility Agreement, as amended by this Agreement, the terms of which are set out in Schedule 2 (Amendments to Original Facility Agreement).

“Effective Date” means the date on which the Agent confirms to the Lenders and the Parent that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent (acting reasonably).

“Fee Letters” means the fee letters entered into between certain of the parties hereto dated on or about the date hereof in respect of the fees payable in connection with the amendments to the Original Facility Agreement hereunder.

“Original Facility Agreement” means the US$250,000,000 facilities agreement dated 29 October 2001 between the Parent, the Agent, the Security Agent, the Lenders and others as amended from time to time prior to the date of this Agreement and amended and restated on 30 January 2004.

1.2	Incorporation of Defined Terms

(a)	Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

(a)	In this Agreement any reference to a “Clause” or “Schedule” is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

(b)	Clause and Schedule headings are for ease of reference only.

2.	AMENDMENT

2.1	Amendment of the Original Facility Agreement

With effect from the Effective Date the Original Facility Agreement shall be amended as set out in Schedule 2 (Amendments to Original Facility Agreement).

3.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in Clause 19 (Representations) of the Amended Agreement on the Effective Date as if each reference in those representations and warranties to “this Agreement” or “the Finance Documents” includes a reference to (a) this Agreement and (b) the Amended Agreement.

4.	ACCESSION OF ADDITIONAL LENDERS

4.1	With effect from the Effective Date, the Additional Lenders agree to become Lenders and to be bound by the terms of the Amended Agreement as Lenders pursuant to Clause 24.11 (Accession of New Lenders) of the Amended Agreement.

4.2	The Additional Lenders hereby notify the Agent that their addresses for any communication or document to be made or delivered to them under or in connection with the Finance Documents for the purposes of Clause 31.2 (Notices) of the Amended Agreement are as follows:

(a)	Credit Suisse, Zug, Bahnhofstrasse 17, 6300 Zug, Switzerland Attn: Esther Haupt.

(b)	Allied Irish Banks, p.l.c. c/o AIB Capital Markets, 86 King Street, Manchester M2 4WQ Attn: Steve Sherratt.

5.	CONTINUITY AND FURTHER ASSURANCE

5.1	Continuing obligations

The provisions of the Finance Documents shall, save as amended in this Agreement, continue in full force and effect.

5.2	Further assurance

Each Obligor shall, at the request of the Agent and at its own expense, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

6.	FEES, COSTS AND EXPENSES

6.1	Fees

Octel Developments PLC shall pay the fees in the amount and at the times agreed in the Fee Letters.

6.2	Transaction expenses

Octel Developments PLC shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

6.3	Enforcement costs

Octel Developments PLC shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights, under this Agreement.

6.4	Stamp taxes

Octel Developments PLC shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

7.	MISCELLANEOUS

7.1	Incorporation of terms

The provisions of Clause 34 (Remedies and waivers), Clause 33 (Partial Invalidity), Clause 38 (Governing Law) and Clause 39 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

7.2	Designation as Finance Document and Accession Letter

The Associated Octel Company Limited and the Agent designate this Agreement as a Finance Document and an Accession Letter by execution of this Agreement for the purposes of the definitions of Finance Document and Accession Letter in the Original Facility Agreement and for the avoidance of doubt The Associated Octel Company Limited, the Obligors, the Lenders, the Additional Lenders and the Agent agree that this Agreement shall satisfy the terms of Clause 24.11 (Accession of New Lenders) of the Original Facility Agreement.

7.3	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	TRANSFER

8.1	Pursuant to Clause 24.5 of the Original Facility Agreement, each of the Lenders and each of the Additional Lenders agree to each of the Lenders transferring by novation part of each of the Lenders’ Commitment, rights and obligations to the Additional Lenders with the effect that from the Effective Date the Commitment, rights and obligations of each of the Lenders and each of the Additional Lenders will be as set forth in Schedule 1 Part II to the Amended Agreement.

8.2	The Facility Office and address and attention details for notices of each of the Additional Lenders for the purposes of Clause 31.2 (Addresses) of the Original Facility Agreement are set out in Clause 4.2 of this Agreement.

8.3	Each Additional Lender expressly acknowledges the limitations on each of the Lenders’ obligations set out paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders) of the Original Facility Agreement.

8.4	The Associated Octel Company Limited, the Agent, each of the Lenders and each of the Additional Lenders designate this Agreement as a Transfer Certificate by execution of this Agreement for the purposes of the definition of Transfer Certificate in the Original Facility Agreement and for the avoidance of doubt The Associated Octel Company Limited, the Agent, each of the Lenders and each of the Additional Lenders agree that this Agreement shall satisfy the terms of Clause 24.5 (Procedure for transfer) of the Original Facility Agreement.

8.5	For the avoidance of doubt, any amounts payable to the Lenders by the Obligors on or before the Effective Date (including, without limitation, all interest, fees and commission payable on the Effective Date) shall be for the account of the Lenders and none of the Additional Lenders shall have any interest in, or any rights in respect of, any such amount.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor or a certificate of an authorised signatory of each relevant Obligor certifying that the constitutional documents previously delivered to the Agent for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(ii)	authorising a specified person or persons to execute this Agreement on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(e)	The Group Structure Chart (assuming the completion of the Project Ani Acquisition).

(f)	A copy of a good standing certificate (including verification of tax status) with respect to each U.S. Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each U.S. Obligor’s jurisdiction of incorporation or organisation.

2.	Legal Opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England as to English law, substantially in the form distributed to the Lenders prior to signing this Agreement.

(b)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent as to the laws of the U.S.A., substantially in the form distributed to the Lenders prior to signing this Agreement.

(c)	A legal opinion of Bär & Karrer, the legal advisers to the Arranger and the Agent as to Swiss law, substantially in the form distributed to the Lenders prior to signing this Agreement.

3.	Other Finance Documents

(a)	The Fee Letters referred to in Clause 6.1 duly signed by Octel Developments PLC.

4.	Other documents and evidence

(a)	Evidence that the fees, costs and expenses then due pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid.

(b)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transaction contemplated by this Agreement or for the validity and enforceability of this Agreement.

SCHEDULE 2

AMENDMENTS TO ORIGINAL FACILITY AGREEMENT

1.	New definitions shall be added to Clause 1.1 as follows:

“Project Ani Acquisition” means the acquisition by members of the Group of the entire issued share capital of the company described in a letter dated 31 August 2004 by the Obligors’ Agent to the Agent for total consideration (both cash and non-cash) not exceeding £21,000,000”.

“Project Fulmar Acquisition” means the acquisition by members of the Group of the entire issued share capital of the company described in a letter dated 31 August 2004 by the Obligors’ Agent to the Agent for total consideration (both cash and non-cash, if any) not exceeding $21,000,000”.

2.	The definition of “Security Release Date” in Clause 1.1 shall be amended by the deletion in paragraph (a) of that definition of the amount “$80,000,000” and its replacement with the amount “$115,000,000”.

3.	The definition of “Total Commitments” in Clause 1.1 shall be deleted in its entirety and replaced with the following:

“Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being $210,000,000 at 31 August 2004”.

4.	The definition of “Total Facility B Commitments” in Clause 1.1 shall be deleted and replaced with the following:

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being $110,000,000 at 31 August 2004.

5.	Clause 8.8 shall be amended by the addition of a new sub-paragraph (f) as follows:

“(f) The Parent and the Agent acknowledge that the terms of this Clause 8.8 were exercised on 31 August 2004 and that the Facility B Commitments may not be increased again pursuant to this Clause 8.8.”

6.	Clause 22.3(b) shall be amended by the re-numbering of Clause 22.3(b)(xiii) as Clause 22.3(b)(xiv) and the inclusion of a new Clause 22.3(b)(xiii) as follows:

“(xiii) Security over deposits made to provide cash cover for obligations of the Group pursuant to bank guarantees issued in connection with the Project Ani Acquisition and under which the Group has a maximum aggregate actual or contingent liability which does not at any time exceed £2,500,000 (or its equivalent in other currencies); and”

7.	Clause 22.4(b)(vi) shall be amended by the replacement of “(A)” in the second sub-paragraph with “(B)” and the addition of a new sub-paragraph (C) as follows:

“(C) to provide cash cover for obligations of the Group pursuant to bank guarantees issued in connection with the Project Ani Acquisition and under which the Group has a maximum aggregate actual or contingent liability which does not at any time exceed £2,500,000 (or its equivalent in other currencies).”

8.	Clause 22.12 shall be amended by the re-numbering of Clause 22.12(g) as Clause 22.12(i) and the inclusion of new Clauses 22.12(g) and 22.12(h) as follows:

“(g) Financial Indebtedness incurred under loan notes issued in connection with the Project Ani Acquisition in an aggregate principal amount which does not at any time exceed £2,500,000 (or its equivalent in other currencies);

(h) Financial Indebtedness pursuant to bank guarantees issued in connection with the Project Ani Acquisition and under which the Group has a maximum aggregate actual or contingent liability which does not at any time exceed £2,500,000 (or its equivalent in other currencies); and”

9.	Clause 22.18(b) shall be amended by the re-numbering of Clause 22.18(b)(ix) as Clause 22.18(b)(xi) and the inclusion of new Clauses 22.18(b)(ix) and 22.18(b)(x) as follows:

“(ix) the Project Ani Acquisition;

(x) the Project Fulmar Acquisition; and”

10.	Schedule 1 Part II shall be deleted in its entirety and replaced with the following:

“Part II

The Original Lenders

Name of Original Lender	Facility A Commitment ($)	Facility B Commitment ($)
BARCLAYS BANK PLC	28,571,428.57	31,428,571.43
BANK OF SCOTLAND	28,571,428.57	31,428,571.43
LLOYDS TSB BANK PLC	28,571,428.56	31,428,571.44
CREDIT SUISSE, ZUG	7,142,857.15	7,857,142.85
ALLIED IRISH BANKS, P.L.C.	7,142,857.15	7,857,142.85
TOTAL	100,000,000	110,000,000

As amended on 31 August 2004”

SCHEDULE 3

THE OBLIGORS

Name of Borrower	Jurisdiction of Incorporation and registration number (or equivalent, if any)

The Associated Octel Company Limited	England, 344359

Octel Developments PLC	England, 3516662

Octel Petroleum Specialties Limited	England, 3316334

Octel International Limited	England, 3316194

Name of Guarantor	Jurisdiction of Incorporation and registration number (or equivalent, if any)

The Associated Octel Company Limited	England, 344359

Octel Developments PLC	England, 3516662

Octel Petroleum Specialties Limited	England, 3316334

Octel International Limited	England, 3316194

Octel Corp.	Delaware, U.S.A.

OboAdler Company Limited	England, 3760777

Octel Trading Limited	England, 3516648

Octavision Limited	England, 4109325

Alcor Chemie Vertriebs GmbH	Switzerland, CH-170.4.002.974-7

Associated Octel Company (Plant) Limited	England, 873396

Octel America Inc.	Delaware, U.S.A.

Octel Alchemy	England, 4998182

Octel GmbH	Switzerland, CH-170.4.004.635-1

SIGNATURES

The Parent

OCTEL CORP.

By:

The Obligors

THE ASSOCIATED OCTEL COMPANY LIMITED

By:

OCTEL DEVELOPMENTS PLC

By:

OCTEL PETROLEUM SPECIALTIES LIMITED

By:

OCTEL CORP.

By:

OBOADLER COMPANY LIMITED

By:

OCTEL TRADING LIMITED

By:

OCTAVISION LIMITED

By:

OCTEL INTERNATIONAL LIMITED

By:

ALCOR CHEMIE VERTRIEBS GMBH

By:

ASSOCIATED OCTEL COMPANY (PLANT) LIMITED

By:

OCTEL AMERICA INC.

By:

OCTEL ALCHEMY

By:

OCTEL GMBH

By:

The Additional Borrower

OCTEL INTERNATIONAL LIMITED

By:

The Arrangers

BARCLAYS BANK PLC

By:

LLOYDS TSB BANK PLC

By:

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

The Agent

LLOYDS TSB BANK PLC: CAPITAL MARKETS

By:

The Security Agent

LLOYDS TSB BANK PLC: CAPITAL MARKETS

By:

The Lenders

BARCLAYS BANK PLC

By:

LLOYDS TSB BANK PLC

By:

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

The Additional Lenders

CREDIT SUISSE, ZUG

By:

ALLIED IRISH BANKS, P.L.C.

By: